Calculation of Filing Fee Tables
S-3
DarioHealth Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	common stock, par value $0.0001 per share	457(o)
		Other	Warrants	457(o)
		Other	Units (See Note 1(c))	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,208.29
			Net Fee Due:						$ 1,601.71
Offering Note
[1]	(a) There are being registered under this registration statement such indeterminate number of (a) shares of common stock, (b) warrants to purchase shares of common stock, and (c) units, consisting of some or all of these securities in any combination, as may be sold by the registrant from time to time, which shall have an aggregate initial offering price not to exceed $100,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. (b) The proposed maximum aggregate offering price per common stock will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the Ordinary Shares registered hereunder and is not specified in reliance on Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3 under the Securities Act. (c) Consisting of some or all of the securities listed above, in any combination.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	DarioHealth Corp	S-3	333-260439	10/22/2021		$ 12,208.29	Unallocated (Universal) Shelf	common stock, par value $0.0001 per share		$ 111,900,000.00
Fee Offset Sources		DarioHealth Corp	S-3	333-260439		10/22/2021						$ 12,208.29
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $12,208.29 (calculated at the fee rate in effect at the date of the registrant's prior registration statement on Form S-3 (File No. 333-260439), or the Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $111,900,000 of unsold securities previously registered under the Prior Registration Statement, following the termination of the offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date